Exhibit 10.1

CONSENT AND LIMITED WAIVER TO BOARD REPRESENTATION AND STANDSTILL AGREEMENT

This Consent and Limited Waiver to the Board Representation and Standstill Agreement is delivered by Concurrent Computer Corporation, a Delaware corporation (the “Company”), on October 26, 2017 to JDS1, LLC, a Delaware limited liability company (the “Investor”) and Julian D. Singer, in his individual capacity (the “Investor Affiliate,” and together with the Investor, the Investor Affiliate, and the Affiliates and Associates of each of the foregoing, the “Investor Group”). Capitalized terms used but not defined herein shall have the meanings set forth in the Board Representation and Standstill Agreement dated as of August 29, 2016 by and among the Company, the Investor, the Investor Affiliate, and Wayne Barr in his individual capacity (the “Standstill Agreement”).

The Company acknowledges receipt of a request from the Investor and the Investor Affiliate to permit the Investor Group to acquire additional shares of Common Stock of the Company in an amount that may result in the Investor Group’s beneficial ownership of up to 24.9% of the outstanding shares of Common Stock of the Company. The Company hereby consents to the Investor Group’s acquisition of such additional shares of Common Stock and agrees that, in the performance of its obligations under Section 4.2(a) of the Standstill Agreement, the Company shall not deem the Investor, Investor Affiliate, or any of their respective Affiliates or Associates to have effected a “Prohibited Transfer” as defined in the Company’s Restated Certificate of Incorporation, so long as (i) the Investor, the Investor Affiliate, and any of their respective Affiliates or Associates collectively beneficially own no more than 24.9% of the outstanding shares of Common Stock of the Company and (ii) any acquisition of Common Stock by the Investor, the Investor Affiliate, or any of their respective Affiliates or Associates would not reasonably be expected to actually limit the Company’s ability to utilize the NOLs.

Except as expressly set forth in this Consent and Limited Waiver, the Company reserves all rights set forth in the Standstill Agreement.

[Signature Page Follows]

CONCURRENT COMPUTER CORPORATION

By:	/s/ Derek Elder
Name: Title:	Derek Elder President and Chief Executive Officer

ACKNOWLEDGED BY:

JDS1, LLC

By: /s/ Julian Singer

Name: Julian Singer

Title:   Manager

JULIAN D. SINGER

/s/ Julian Singer